Exhibit 10.2

EXECUTION VERSION

February 23, 2021

Revolution Acceleration Acquisition Corp

1717 Rhode Island Avenue, NW 10th floor
Washington, D.C. 20036

Re: Amended and Restated Acquiror Sponsor Letter Agreement

Ladies and Gentlemen:

This Amended and Restated Letter Agreement (this “Letter Agreement”) is being delivered to you in accordance with that certain Agreement and Plan of Merger (the “Merger Agreement”) entered into or proposed to be entered into by and among Revolution Acceleration Acquisition Corp, a Delaware corporation (“Acquiror”), Pickup Merger Corp, a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Merger Sub”), and Berkshire Grey, Inc., a Delaware corporation (the “Company”), pursuant to which, among other transactions, contemporaneously with the execution and delivery of this Letter Agreement, Acquiror and the Company will enter into a business combination transaction whereby Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Acquiror (the “Merger”), on the terms and conditions set forth therein, and hereby amends and restates in its entirety that certain Letter Agreement, dated as of December 7, 2020 (the “Insider Agreement”), by and among the Sponsor (as defined below), the Insiders (as defined below) and Acquiror. Reference is hereby made to that certain Underwriting Agreement, dated as of December 7, 2020 (the “Underwriting Agreement”), by and between Acquiror and Credit Suisse Securities (USA) LLC, as the sole underwriter (the “Underwriter”), relating to an underwritten initial public offering (the “Public Offering”), of 28,750,000 of Acquiror’s units (the “Units”), each comprised of one share of Class A common stock of Acquiror, par value $0.0001 per share (“Class A Common Stock”), and one-third of one redeemable warrant (each whole warrant, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 11 hereof, and capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

In order to induce the Company and Acquiror to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RAAC Management LLC, a Delaware limited liability company (the “Sponsor”), and the other undersigned persons (each such other undersigned persons, an “Insider” and collectively, the “Insiders”), each hereby agrees, severally but not jointly, with the Company as follows:

In order to induce Acquiror and the Company to enter into the Merger Agreement and to proceed with the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RAAC Management LLC, a Delaware limited liability company (the “Sponsor”), and the other undersigned persons (each such other undersigned persons, an “Insider” and collectively, the “Insiders”), each hereby agrees, severally but not jointly, with Acquiror and, at all times prior to any valid termination of the Merger Agreement, agrees with the Company, as follows:

1. At any duly called meeting of the stockholders of Acquiror (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of Acquiror requested by Acquiror’s board of directors or undertaken as contemplated by the Merger Agreement or the other agreements contemplated thereby or the transactions contemplated by the Merger Agreement or the other agreements contemplated thereby, including the Merger (collectively the “Transactions”), the Sponsor and each Insider shall:

(a) if a meeting is held, appear at such meeting, in person or by proxy, or otherwise cause all of its, his or her Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect thereto), all of its, his or her Shares: (i) in favor of each Transaction Proposal and any other matters necessary or reasonably requested by Acquiror in connection with the Transactions and the approvals thereof, (ii) against any action, proposal, transaction or agreement that would reasonably be expect to result in a breach of any representation, warranty, covenant, obligation or agreement of Acquiror or Merger Sub contained in the Merger Agreement and (iii) against (A) any Business Combination other than the Merger or any proposal in opposition to approval of, or in competition with or inconsistent with, the Merger Agreement, including any Business Combination Proposal other than with respect to the Merger, and (B) (1) any change in the present capitalization or dividend policy of Acquiror or any amendment of Acquiror’s second amended and restated certificate of incorporation, dated as of December 7, 2020 (the “Certificate of Incorporation”), except to the extent expressly contemplated by the Merger Agreement (including the schedules thereto), (2) any liquidation, dissolution or other change in Acquiror’s corporate structure or business, (3) any action, proposal, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Sponsor or such Insider under this Letter Agreement, and (4) any other action or proposal involving Acquiror or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions; and

(c) not redeem any Shares owned by it, him or her in connection with such approval of the Transaction Proposals or the Transactions, or in connection with any vote to amend the Certificate of Incorporation.

2. (a) In the event that Acquiror fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by Acquiror’s stockholders in accordance with the Certificate of Incorporation, the Sponsor and each Insider shall take all reasonable steps to cause Acquiror to:

(i) cease all operations except for the purpose of winding up;

(ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds therefor, redeem 100% of the shares of Class A Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Acquiror to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and

(iii) as promptly as reasonably possible following such redemption, subject to the approval of Acquiror’s remaining stockholders and Acquiror’s board of directors, dissolve and liquidate, subject in each case to Acquiror’s obligations under Delaware law to provide for claims of creditors and the other requirements of applicable law.

(b) The Sponsor and each Insider agrees to not propose any amendment to the Certificate of Incorporation (i) to modify the substance or timing of Acquiror’s obligation to allow redemption in connection with the Acquiror’s initial Business Combination or to redeem 100% of the Offering Shares if Acquiror does not complete its initial Business Combination within 24 months from the closing of the Public Offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless Acquiror provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Offering Shares.

(c) The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of Acquiror as a result of any liquidation of Acquiror with respect to the Founder Shares held by it, him or her. The Sponsor and each Insider hereby further waives, with respect to any Shares held by it, him or her, if any, any redemption rights it, he or she may have in connection with (i) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by Acquiror to purchase shares of Class A Common Stock and (ii) a stockholder vote to approve an amendment to the Certificate of Incorporation (A) to modify the substance or timing of Acquiror’s obligation to allow redemptions in connection with Acquiror’s initial Business Combination or to redeem 100% of the Offering Shares if Acquiror has not consummated its initial Business Combination within 24 months from the closing of the Public Offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity (although the Sponsor and the Insiders shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if Acquiror fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering).

3. Notwithstanding the provisions set forth in paragraphs 6(a) below, during the period commencing on the effective date hereof and ending on the earlier of (a) the valid termination of the Merger Agreement and (b) the Closing (but in no event earlier than 180 days after the effective date of the Underwriting Agreement), the Sponsor and each Insider shall not, without the prior written consent of (x) Acquiror and the Company and (y) the Underwriter (but only in the case of this clause (y) within 180 days of the effective date of the Underwriting Agreement), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise Transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to any Units, shares of Class A Common Stock, Founder Shares, Alignment Shares or Warrants or any securities convertible into, or exercisable, or exchangeable for, any Units, shares of Class A Common Stock, Founder Shares, Alignment Shares or Warrants, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other arrangement that Transfers, in whole or in part, any of the economic consequences of ownership of any Units, shares of Class A Common Stock, Founder Shares, Alignment Shares or Warrants or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of units or such other securities, in cash or otherwise; provided, however, that the foregoing does not apply to the forfeiture of any Founder Shares or Alignment Shares pursuant to their terms or any Transfer of Founder Shares or Alignment Shares to any current or future independent director of Acquiror (as long as such current or future independent director transferee is subject to this Letter Agreement or executes an agreement substantially identical to the terms of this Letter Agreement, as applicable to directors and officers at the time of such Transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such Transfer, any related Section 16 filing includes a practical explanation as to the nature of the Transfer). Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or paragraph 6 below, Acquiror may announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. The provisions of this paragraph will not apply (A) if the release or waiver is effected solely to permit a Transfer of securities that is not for consideration and (B) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

4. In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other stockholders, members or managers of the Sponsor) agrees to indemnify and hold harmless Acquiror against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which Acquiror may become subject as a result of any claim by (i) any third party (other than Acquiror’s independent registered public accounting firm) for services rendered or products sold to Acquiror or (ii) a prospective target business with which Acquiror has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of Acquiror by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than Acquiror’s independent registered public accounting firm) or products sold to Acquiror or a Target do not reduce the amount of funds in the Trust Account to below (x) $10.00 per Offering Share or (y) such lesser amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party (including a Target) who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under Acquiror’s indemnity of the Underwriter against certain liabilities, including liabilities under the Securities Act. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to Acquiror if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies Acquiror in writing that it shall undertake such defense. For the avoidance of doubt, none of Acquiror’s officers or directors will indemnify Acquiror for claims by third parties, including, without limitation, claims by vendors and prospective business targets.

5. The Sponsor and each Insider hereby agrees and acknowledges that:

(a) Notwithstanding anything to the contrary in any other agreement or contract to which the Sponsor or any Insider is bound, the Sponsor and each Insider (for itself, himself or herself and for its, his or her respective successors, heirs and assigns) hereby (but subject to the consummation of the Closing): (i) irrevocably and unconditionally waives and agrees not to exercise, assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate at which each share of Class B Common Stock and Class C Common Stock convert into shares of Class A Common Stock following the consummation of the Closing; (ii) acknowledges and agrees that (A) at the Closing each share of Class B Common Stock shall convert into (1) share of Class A Common Stock (subject to adjustment based on any stock dividend, split, combination, subdivision or reclassification effecting the shares of Class A Common Stock at or prior to the Closing); and (B) from and after the Closing each share of Class C Common Stock shall be convertible into (1) share of Class A Common Stock (subject to adjustment based on any stock dividend, split, combination, subdivision or reclassification effecting the shares of Class A Common Stock), in each case, subject to the achievement of the milestones set forth in Section 4.3(b)(ii) of Acquiror’s Second Amended and Restated Certificate of Incorporation in effect as of the date of this Letter Agreement.

(b) Acquiror, Sponsor and each Insider hereby irrevocably and unconditionally agree that, if any amounts are outstanding under any promissory note or other working capital loan extended to Acquiror or any Subsidiary of Acquiror by Sponsor, any Insider or any of their respective Affiliates as of the Closing, then, notwithstanding the terms of such promissory note or other working capital loan, Acquiror shall repay the outstanding amounts under such promissory note or other working capital loan at the Closing solely in cash, and none of the Sponsor, any Insider or their respective Affiliates, as applicable, shall require any portion of such repayment to occur in the form of warrants to purchase any securities of Acquiror or any other form.

(c) During the period commencing on the date of this Letter Agreement and ending on the earlier of the Closing and the termination of the Merger Agreement, neither the Sponsor nor any Insider shall modify or amend any Contract between or among the Sponsor or any Insider, anyone related by blood, marriage or adoption to the Sponsor or any Insider, on the one hand, and Acquiror or any of Acquiror’s Subsidiaries, on the other hand.

(d) The Underwriter would be irreparably injured in the event of a breach by such Sponsor or Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 6(a), 6(b), and 9, as applicable, of this Letter Agreement.

(e) Acquiror and the Company would be irreparably injured in the event of a breach by such Sponsor or Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 6, 7, 9, 12 and 13, as applicable, of this Letter Agreement.

(f) Monetary damages may not be an adequate remedy for such breach.

(g) The non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

(h) All of the obligations of the Sponsor and Insiders are for the benefit of, and enforceable solely by, Acquiror and the Company.

6. (a) Notwithstanding the provisions set forth in paragraph 3, in the event:

(i) The Closing does not occur for any reason (including, without limitation, as a result of the valid termination of the Merger Agreement), the Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or shares of Class A Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of Acquiror’s initial Business Combination and (B) subsequent to the initial Business Combination, (x) the date on which Acquiror completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of Common Stock for cash, securities or other property or (y) if the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Acquiror’s initial Business Combination.

(ii) The Closing occurs, the Sponsor and each Insider agrees that it, he or she shall not Transfer any Lock-Up Securities until six months after the completion of the Merger; provided, that in no event will the Sponsor or any Insider Transfer any Alignment Shares prior to their conversion into Class A Common Stock.

(b) Notwithstanding the provisions set forth in paragraphs 6(a), Transfers of the Founder Shares, Alignment Shares, Private Placement Warrants and shares of Class A Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants, the Founder Shares or the Alignment Shares and that are held by the Sponsor or any Insider or any of their permitted transferees (that have complied with this paragraph 6(d)), are permitted (i) to Acquiror’s directors or officers, any affiliates or family members of any of Acquiror’s directors or officers, any members of the Sponsor, or any affiliates of the Sponsor, (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization, (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (iv) in the case of an individual, pursuant to a qualified domestic relations order, (v) by private sales or Transfers made in connection with the consummation of Acquiror’s Business Combination at prices no greater than the price at which the securities were originally purchased, (vi) in the event of Acquiror’s liquidation prior to Acquiror’s completion of an initial Business Combination, (vii) by virtue of the laws of Delaware or the Sponsor’s limited liability company agreement, as amended, upon dissolution of the Sponsor or (viii) in the event of Acquiror’s completion of a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of the Public Stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property subsequent to Acquiror’s completion of an initial Business Combination; provided, however, that in the case of clauses (i) through (v), these permitted transferees must enter into a written agreement with Acquiror agreeing to be bound by the Transfer restrictions and other applicable restrictions in this Letter Agreement.

7. Each of the Sponsor and each Insider agree to return to Acquiror for cancellation without consideration any Alignment Shares that it, he or she holds if such Alignment Shares have not converted into shares of Class A Common Stock nine years after the initial Business Combination.

8. The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to Acquiror, if any (including any such information included in the Prospectus), is true and accurate in all respects and does not omit any material information with respect to such Insider’s background. The Sponsor and each Insider’s questionnaire furnished to Acquiror, if any, is true and accurate in all respects. The Sponsor and each Insider represents and warrants that (a) it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction, (b) it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and (c) it, he or she is not currently a defendant in any such criminal proceeding.

9. Except as disclosed in, or as expressly contemplated by, the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of Acquiror, shall receive from Acquiror any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of Acquiror’s initial Business Combination (regardless of the type of transaction that it is).

10. The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of Acquiror.

11. As used herein: (a) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving Acquiror and one or more businesses; (b) “Shares” shall mean, collectively, the shares of Class A Common Stock, the Founder Shares and the Alignment Shares, any shares of Class A Common Stock or other equity securities of Acquiror that are issued to Sponsor or any Insider after the date of this Letter Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of Class A Common Stock or warrants of, on or affecting the shares of Class A Common Stock owned by Sponsor or any Insider or otherwise, any shares of Class A Common Stock or other equity securities of Acquiror Sponsor or any Insider purchases or otherwise acquires beneficial ownership of after the date of this Letter Agreement, or any shares of Class A Common Stock or other equity securities of Acquiror the Sponsor or any Insider acquires the right to vote or share in the voting of any shares of Class A Common Stock or other equity securities of Acquiror after the date of this Letter Agreement; (c) “Founder Shares” shall mean the 3,833,333 shares of Class B common stock, par value $0.0001 per share, of Acquiror issued and outstanding immediately prior to the consummation of the Public Offering; (d) “Alignment Shares” shall mean the 5,750,000 shares of Class C common stock, par value $0.0001 per share, of Acquiror issued and outstanding immediately prior to the consummation of the Public Offering; (e) “Lock-up Securities” shall mean the shares of Class A Common Stock and any other equity securities convertible into or exercisable or exchangeable for shares of Class A Common Stock, including the Founder Shares, Alignment Shares, Private Placement Warrants and the shares of Class A Common Stock issuable upon exercise, conversion or exchange of any of the foregoing, in each case, held by the Sponsor and each Insider immediately following the Closing (other than shares of Class A Common Stock acquired by the Sponsor or each Insider in the public market); (f) “Prospectus” shall mean the registration statement on Form S-1 and prospectus filed by Acquiror with the Securities and Exchange Commission (the “Commission”), pursuant to which the Units were sold in the Public Offering; (g) “Initial Stockholders” shall mean the Sponsor and any Insider that holds Founder Shares and/or Alignment Shares; (h) “Private Placement Warrants” shall mean the Warrants to purchase an aggregate of 5,166,667 shares of Class A Common Stock of Acquiror that the Sponsor has purchased for an aggregate purchase price of $7,750,000 in the aggregate, or $1.50 per Warrant, in a private placement that occurred substantially concurrently with the consummation of the Public Offering; (i) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (j) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering was deposited; (k) “Transfer” shall mean the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii) herein; and (l) “Change of Control” shall mean the occurrence of any one of the following after the consummation of the initial Business Combination (but not in connection with such initial Business Combination) if any of the following occurs: (i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than Acquiror, any of its wholly owned subsidiaries and Acquiror’s and its wholly-owned subsidiaries’ respective employee benefit plans, (A) has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Stock representing more than 50% of the voting power of the Common Stock and (B) has filed a Schedule TO or any schedule, form or report under the Exchange Act disclosing that an event described in clause (A) above has occurred; provided, however, that a “person” or “group” shall not be deemed a beneficial owner of, or to own beneficially, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” or any of their affiliates until such tendered securities are accepted for purchase or exchange thereunder; (ii) the consummation of (A) any recapitalization, reclassification or change of the outstanding shares of common stock (other than a change from no par value to par value, a change in par value or a change from par value to no par value, or changes resulting from a subdivision or combination) as a result of which all of the outstanding shares of common stock would be converted into, or exchanged for, stock, other securities, or other property or assets, (B) any share exchange, consolidation or merger of Acquiror pursuant to which all of the outstanding shares of Class A Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of Acquiror’s or its consolidated assets, taken as a whole, to any person or entity (other than one of Acquiror’s wholly owned subsidiaries); provided, however, that a transaction described in clauses (A) or (B) in which the holders of all classes of Acquiror’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the common equity of the continuing or surviving entity immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Change of Control pursuant to this clause (ii); (iii) Acquiror’s stockholders approve any plan or proposal for the Corporation’s liquidation or dissolution (other than a liquidation or dissolution that shall occur contemporaneously with a transaction described in clause (ii)(B) above); or (iv) shares of the Class A Common Stock cease to be listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); provided, however, that a transaction or transactions described in clauses (i) or (ii) above shall not constitute a Change of Control, if at least 90% of the consideration received or to be received by the holders of shares of the Common Stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or shall be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the equity interests in which shares of the Founder Shares or Alignment Shares convert into.

12. This Letter Agreement and the Merger Agreement, together with the other agreements, exhibits, schedules and other documents referenced herein and therein, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by (a) each Insider that is the subject of any such change, amendment modification or waiver, (b) the Sponsor, (c) Acquiror and (d) the Company.

13. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties (except that, following any valid termination of the Merger Agreement, no consent from the Company shall be required). Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to Transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Company, Acquiror, the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

14. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

15. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (a) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (b) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

16. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or other electronic transmission.

17. No party shall be liable or responsible for the obligations of another party, including, without limitation, indemnification obligations and notice obligations.

18. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

19. Each party hereto that is also a party to that certain Registration Rights Agreement, dated as of December 7, 2020, by and among Acquiror, the Sponsor and the other parties signatory thereto (the “Existing Registration Rights Agreement”), hereby agrees to amend and restate the Existing Registration Rights Agreement, effective as of the Closing. At or prior to the Closing, the Sponsor and each Insider shall deliver to Acquiror and the Company a duly executed copy of that certain Amended and Restated Registration Rights Agreement, by and among Acquiror, the Company and certain other parties thereto, in substantially the form attached as Exhibit C to the Merger Agreement.

[Signature page follows]

Sincerely,

RAAC MANAGEMENT LLC

By:	/s/ John K. Delaney
	Name:	John K. Delaney
	Title:	Authorized Signatory

/s/ John K. Delaney
John K. Delaney

/s/ Stephen M. Case
Stephen M. Case

/s/ Steven A. Museles
Steven A. Museles

/s/ Phyllis R. Caldwell
Phyllis R. Caldwell

/s/ Jason M. Fish
Jason M. Fish

/s/ Andrew Wallace
Andrew Wallace

[Signature Page to A&R Acquiror Sponsor Letter Agreement]

Acknowledged and Agreed:

Revolution Acceleration Acquisition Corp

By:	/s/ John K. Delaney
	Name:	John K. Delaney
	Title:	Chief Executive Officer

[Signature Page to A&R Acquiror Sponsor Letter Agreement]

Acknowledged and Agreed:

BERKSHIRE GREY, INC.

By:	/s/ Thomas Wagner
	Name:	Thomas Wagner
	Title:	Chief Executive Officer

[Signature Page to A&R Acquiror Sponsor Letter Agreement]